                                                                    EXHIBIT 99.2

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                                      March 31,        December 31,
                              Assets                                    1998               1997
                              ------                                    ----               ----
                                                                               (in thousands)
Investments available for sale, at fair value:
      Fixed maturities (amortized cost: $284,842
      and $280,259 at March 31, 1998 and
      December 31, 1997, respectively)                              $  293,682              289,790
      Equity securities (cost: $4,775 and
      $24,550 at March 31, 1998 and
      December 31, 1997, respectively)                                   4,062               25,609
      Short term investments                                             8,759               20,682
                                                                      --------             --------
           Total investments                                           306,503              336,081

Cash                                                                         -                  460
Restricted cash                                                          2,070                2,070
Premium receivable, net                                                 30,053               30,309
Accrued interest receivable                                              4,468                4,736
Amounts due from reinsurers                                             51,683               51,069
Deferred income taxes                                                    7,178                6,445
Furniture and equipment, net                                               713                  775
Prepaid reinsurance premiums                                             2,888                2,572
Other assets                                                               787                  278
                                                                      --------             --------

                   Total assets                                     $  406,343              434,795
                                                                      ========             ========


                   Liabilities and Fund Balance
                   ----------------------------
Liabilities:
     Loss and loss adjustment expense liability                     $  215,066              250,056
     Unearned premiums                                                  36,551               34,382
     Liability for extended reporting period claims                     10,581               10,328
     Income taxes payable                                                6,175                5,680
     Book overdrafts                                                     5,868                    -
     Advance premiums                                                      547                1,828
     Other liabilities                                                   1,415                4,473
     Surplus contributions                                              10,094               10,094
                                                                      --------             --------

                   Total liabilities                                   286,297              316,841
                                                                      --------             --------


Fund balance:
     Unassigned funds                                                  114,683              110,964
     Accumulated other comprehensive income, net of tax effect           5,363                6,990
                                                                      --------             --------

                   Total fund balance                                  120,046              117,954
                                                                      --------             --------

                   Total liabilities and fund balance               $  406,343              434,795
                                                                      ========             ========



See accompanying notes to the unaudited condensed consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                                 Three months ended March 31,
                                                                 ----------------------------
                                                                     1998             1997
                                                                     ----             ----
                                                                           (in thousands)
Revenue:
     Premiums written                                             $   17,038         64,070
     Premiums ceded                                                    1,482          4,777
                                                                     -------         ------
                   Net premiums written                               15,556         59,293

     Increase in unearned premiums, net of
          prepaid reinsurance premium                                 (1,853)       (42,585)
                                                                      ------         ------

               Premiums earned                                        13,703         16,708

     Investment income, net                                            4,508          5,486
     Net realized gains on investments                                 4,036            173
     Reinsurance experience refund                                       400            700
     Other income                                                        188            190
                                                                     -------         ------

                Total revenues                                        22,835         23,257
                                                                      ------         ------

Expenses:
     Losses and loss adjustment expenses, net                         15,499         19,183
     Increase in liability for extended reporting period claims          253            515
     Other underwriting and operating expenses                         2,066            472
                                                                     -------         ------

                Total expenses                                        17,818         20,170
                                                                      ------         ------

                   Income before income taxes                          5,017          3,087

Provision for income taxes                                             1,298            861
                                                                     -------         ------

                   Net income                                     $    3,719          2,226
                                                                     =======         ======




See accompanying notes to the unaudited condensed consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                       Three months ended March 31,
                                                                                    ---------------------------------
                                                                                       1998                  1997
                                                                                       ----                  ----
                                                                                              (in thousands)
Cash flows from operating activities:
     Net income                                                                     $     3,719              2,226
     Adjustments to reconcile net income to net cash provided from operating activities:
           Depreciation and amortization                                                    230                179
           Deferred income taxes                                                            105               (304)
           Net realized gains from investments                                           (4,036)              (173)
     Changes in operating assets and liabilities:
        Accrued interest receivable                                                         268              1,305
        Amounts due from reinsurers                                                        (614)             3,785
        Loss and loss adjustment expense liability                                      (34,990)            (1,771)
        Unearned premiums                                                                 2,169             46,128
        Liability for extended reporting period claims                                      253                515
        Income taxes payable                                                                495                843
        Advance premiums                                                                 (1,281)            (9,057)
        Other, net                                                                       (3,627)           (41,967)
                                                                                      ---------           --------
                   Net cash (used in) provided from operating
                       activities                                                       (37,309)             1,709
                                                                                      ---------           --------
Cash flows from investing activities:
     Purchases of short term investments                                                (46,389)           (20,803)
     Proceeds from sale or maturity of short term investments                            58,312              7,031
     Purchases of fixed maturity investments                                            (44,752)           (56,496)
     Proceeds from sale of fixed maturity investments                                    38,783             60,024
     Proceeds from maturity of fixed maturity investments                                 1,454              3,725
     Proceeds from sale of equity securities                                             23,601               -
     Purchases of furniture and equipment                                                   (28)              (105)
                                                                                      ---------           --------
                   Net cash provided from (used in) investing
                       activities                                                        30,981             (6,624)
                                                                                      ---------           --------
Cash flows from financing activities:
      Book overdrafts                                                                     5,868              4,841
                                                                                      ---------           --------
Net decrease in cash                                                                       (460)               (74)

Cash:
     Beginning of the period                                                                460                 74
                                                                                      ---------           --------

     End of the period                                                              $      -                  -
                                                                                      =========           ========

Supplemental disclosure of cash flow information:
     Income taxes paid during the period                                            $       729                322
                                                                                      =========           ========


See accompanying notes to the unaudited condensed consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)


 (1)     Basis of presentation

     (a) The accompanying unaudited condensed consolidated financial statements include the accounts of Physicians Protective Trust Fund (the "Trust") and its wholly owned subsidiary, Physicians Protective Plan, Inc. ("PPP") and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. All significant inter-company transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of financial position and results of operations have been included. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of the Trust for the year ended December 31, 1997.

         On October 3, 1997, the Trust entered into a First Amended and Restated Merger Agreement, (amended April 13, 1998) with Professionals Insurance Company Management Group, a Michigan corporation (Professionals Group), and PICOM Insurance Company, a Michigan domiciled stock insurance company and wholly owned subsidiary of Professionals Group (PICOM). PICOM is Professionals Group's largest subsidiary and is a regional professional liability insurer licensed in nine states throughout the Midwest. Professionals Group had consolidated assets of $467.4 million at March 31, 1998. Under the First Amended and Restated Merger Agreement, PPTF's policyholders/members will exchange their membership rights for 4,089,160 shares of Professionals Group common stock.

     (b) Comprehensive Income

         As of January 1, 1998, the Trust adopted Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income". This standard establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of SFAS No. 130 had no impact on the Trust's results of operations or fund balance. SFAS No. 130 requires unrealized gains or losses on the Trust's available-for-sale securities, which prior to adoption were reported separately in fund balance, to be included in other comprehensive income. Prior period financial statements have been reclassified to conform to the requirements of SFAS No. 130.

         The components of comprehensive income, net of related tax, for the three-month periods ended March 31, 1998 and 1997 are as follows:

                                                                 1998               1997
                                                                 ----               ----
                                                                     (in thousands)
                 Net income                                     $3,719              2,226
                 Unrealized holding losses, net of tax          (1,627)            (4,968)
                                                                ------             ------

                 Comprehensive income                           $2,092             (2,742)
                                                                ======             ======

         The components of accumulated other comprehensive income, net of related tax, included in fund balance at March 31, 1998 and December 31, 1997 include only unrealized holding gains, net of tax.

                       PHYSICIANS PROTECTIVE TRUST FUND
                                AND SUBSIDIARY

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                 (UNAUDITED)

(2)      Loss and Loss Adjustment Expense Liability

         Trust policies provide for coverage on a claims-made basis. The loss and loss adjustment expense liability is based on actual projections of the best estimate of ultimate losses and loss adjustment expenses as determined semi-annually by the Trust's independent consulting actuary, Tillinghast Towers Perrin at December 31, 1997. In the opinion of the Trustees, the loss and loss adjustment expense liability is adequate to cover all reported incidents, claims and related expenses and anticipated claims reported under extended reporting endorsements.

(3)      Reinsurance

         Insurance companies purchase reinsurance to limit risk on individual exposures, protect against catastrophic losses and increase their capacity to write insurance. Reinsurance involves an insurance company transferring, or ceding, all or a portion of its exposure on a given insurance policy to a reinsurer. The reinsurer assumes the exposure in return for a portion of the premium received by the insurance company. Reinsurance does not discharge the insurer from its obligation to its insureds. If the reinsurer fails to meet its obligations, the ceding insurer remains liable to pay the insured.

         The Trust cedes a material amount of its premium to reinsurers to spread risk and limit loss per exposure and to protect a policyholders' equity interests from large or unusual loss activity. At the present time, the Trust has (1) excess of loss reinsurance (i.e., reinsurance in which the Trust has ceded to a reinsurer, and such reinsurer has assumed, all or a portion of losses associated with a given policy in excess of a specified retention level up to a predetermined limit),
         (2) extra contractual obligations ("ECO")reinsurance (i.e., reinsurance which protects the Trust from potential claims asserted by its insureds for negligence in handling claims) and (3) losses in excess of policy limits ("LEPL") reinsurance (i.e., reinsurance which protects the Trust against losses in excess of policy limits claims).

         The Trust's per claim retention as of March 31, 1998 is $500,000. There is no aggregate limit on the excess of loss contract the Trust has with its reinsurer.

         Effective February 1, 1998, the Trust entered into an Adverse Development Stop Loss Reinsurance Contract with PICOM (see note (1))as part of the Trust's over-all reinsurance program for years prior to January 1, 1997. Under this contract the Trust paid $30.6 million to reinsure losses and loss adjustment expenses paid by PPTF after July 1, 1997 on claims arising under policies issued prior to January 1, 1997. The Trust will retain the first $147 million and the limit under the reinsurance contract is capped at $40 million.

         The Trust periodically reviews the financial stability of its reinsurers. On the basis of such review, as of March 31, 1998, and December 31, 1997, the Trust concluded that there was no material exposure to uncollectible reinsurance balances payable to the Trust by its reinsurers. The Trust has not experienced any difficulties in collecting amounts due from reinsurers and believes (i) that its reinsurance is maintained with financially stable reinsurers and (ii) that any reinsurance security maintained is adequate to protect its interests. However, the inability of the Trust to collect on its aggregate reinsurance recoverable, or the inability of the Trust's reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise), could have a material adverse effect on the Trust's future results of operations and financial condition.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                                 (UNAUDITED)


(4)      Unearned Premiums

         Prior to July 1, 1997 the Trust's policies were written on a calendar year basis. In July of 1997 the Trust began switching its existing policies, as well as, any new policies issued to an anniversary date basis.


(5)      Commitments and Contingencies

         The Trust is involved in numerous legal actions arising primarily from claims against policies issued by the Trust. The legal actions arising from claims against these policies have been considered by the Trust in establishing its liability. Insurers are susceptible to lawsuits that award substantial judgments, including material amounts of punitive damages, or to substantial settlements. To date, no such lawsuit has resulted in an award for a material amount against the Trust. Among litigation pending is an action brought against the Trust on 11/23/94 that resulted in a judgment against a policyholder insured by the Trust for approximately $8.4 million. Management believes that the case will ultimately be settled for an amount substantially less than the original judgment and will not have a material adverse effect on the Trust's financial position or results of operations. Management has provided for the estimated ultimate loss as part of the loss and loss adjustment expense liability.


(6)      Subsequent Events

         On June 1, 1998, the Trust purchased an 80% interest in the assets of Medical Advantage, Inc., a credentials verification organization, for $2.8 million in cash, with provision for additional contingent consideration. These assets were then exchanged for 80% of the stock in a newly formed corporation, Med Advantage, Inc. (Med Advantage). Revenues from Med Advantage will provide PPTF with non-risk revenue diversification and provide policyholders with desired credentialing services.